[LOGO, STANDARD MOTOR PRODUCTS, INC.]


FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
                    FOURTH QUARTER AND FULL YEAR 2004 RESULTS

New York, NY, March 31, 2005......Standard Motor Products, Inc. (NYSE:SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2004.

Consolidated net sales for the fourth quarter of 2004 were $181 million, compared to consolidated net sales of $162.5 million during the comparable quarter in 2003. Losses from continuing operations, before cumulative effect of accounting change, for the fourth quarter of 2004 were $17.2 million or 89 cents per diluted share, compared to $5.5 million or 29 cents per diluted share in the fourth quarter of 2003.

Consolidated net sales for 2004 were $824.3 million, compared to consolidated net sales of $678.8 million in 2003. Losses from continued operations, before cumulative effect of accounting change, for 2004 were $8.9 million or 46 cents per diluted share, compared to earnings from continuing operations of $224,000 or 1 cent per diluted share in 2003.

Fourth quarter 2004 consolidated net sales were up approximately $18.5 million or 11.4%. The net sales increase was primarily from the Engine Management division up $14 million or 11.1% and the Canadian distribution business up $3.3 million. The Canadian increase was related to the acquisition of the Dana Engine Management (DEM) distribution business in February 2004.

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "While we are obviously dissatisfied with the fourth quarter loss, we are very pleased with how the DEM integration is proceeding, and especially with the strong revenue growth in Engine Management. Net Engine Management sales were ahead 11.1% in the fourth quarter, and 6.5% for the second half of 2004, the six months in which we had both lines.

--------------------------------------------------------------------------------
                   37-18 Northern Blvd., Long Island, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com

"However, in the fourth quarter, we incurred a number of significant one-time costs from the final DEM integration. The Engine Management gross margins were negatively impacted in the quarter by (1) the underabsorption of factory overhead expenses, approximately $3 million, due to closing manufacturing facilities for physical inventories and to reduce the "bridge inventories" which had been built to cover the plant closings: (2) unfavorable physical inventory adjustments, approximately $3 million, primarily related to the scrapping of inventories in facilities being closed; (3) an inventory writedown, approximately $5 million, related to the inventory turnover for products sourced on the outside at substantial premiums to our manufactured costs. These "spot buys" were made to assist in shipping during the transition.

"These unfavorable charges resulted in an Engine Management gross margin of 13.9% in the fourth quarter and 24% for the full year. However, these are mostly one-time events and are essentially behind us. Now, as our efficiency continues to progress towards historic levels, and we implement identified material cost savings and price increases, we are confident we will achieve our original target for Engine Management profit improvement during the second half of 2005."

"Mr. Sills added, "The overall integration has proceeded on schedule. The critical goals we established for a successful integration were to (a) maintain the DEM customer base, (b) reduce excess capacity by closing seven of the nine acquired facilities in a 12 to 18 month timeframe, (c) complete the transition for $30-35 million during this period in restructuring and integration costs, and (d) achieve $50-55 million in estimated annual savings upon completion. I am pleased to report we have met the first three goals, and as previously discussed, are confident that we will be approaching our target of $50-55 million annual savings from the DEM acquisition in the second half of 2005.

"In addition, we continue to gain leverage on consolidated selling, general and administrative (SG&A) expenses primarily from the closure of the DEM facilities. Total SG&A expenses improved 1.5 percentage points in the fourth quarter at 22.9% as compared to 24.4% in the comparable period in 2003."

"Turning to our other divisions, Four Seasons experienced its second cool summer in a row. In certain parts of the country, it was the coldest summer in over 100 years. Gross sales fell by $21 million, but our people did an excellent job reducing costs to maintain a $2.7 million operating profit for the year, before the goodwill impairment charge. Heading into 2005, we are anticipating improvements as a result of additional OES (Original Equipment Service) Temperature Control business and further cost cutting initiatives. Turning around Four Seasons remains an important goal for the Company, and we are confident we can do this.

"Our European business showed substantial improvement over the prior year, though it still has a way to go to achieve solid profitability. We have plans in place for further improvements in 2005."

Finally, two accounting related charges were recorded in the fourth quarter related to goodwill impairment charges of $6.4 million and the cumulative effect of an accounting change of $1.6 million. The latter reflects the expensing of new customer acquisitions costs as incurred, as opposed to the previous method of amortizing such expenses over 12 months.

Mr. Sills concluded, "Jack Kelsey has elected to retire from our Board of Directors after nearly 40 years of service but will remain as a member of the Board until the May 2005 annual meeting of shareholders. We will truly miss his wisdom and sagacious advice and wish him a healthy and well-deserved retirement."

The Board has agreed to nominate Roger Widmann as a director to fill Mr. Kelsey's seat at the May 2005 annual meeting of shareholders. Mr. Widmann has agreed to serve as a director if elected. Mr. Widmann previously served as the Chairman of the Board of Lydall, Inc. and was a principal of the investment banking firm of Tanner & Co., Inc. Prior to that time, Mr. Widmann was a Senior Managing Director of Chemical Securities Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase Corporation)."

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, March 31, 2005. The dial in number is 800-362-0571 The playback number is 800-388-9064 (domestic) 402-220-1116 (international) and the ID # is STANDARD.


UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

                                       ###

                          STANDARD MOTOR PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                       DECEMBER 31,                    DECEMBER 31,
                                                                   2004            2003            2004            2003
                                                               ------------    ------------    ------------    ------------
NET SALES                                                      $    180,966    $    162,454    $    824,283    $    678,783
COST OF SALES                                                       151,743         124,329         629,290         504,011
                                                               ------------    ------------    ------------    ------------
GROSS PROFIT                                                         29,223          38,125         194,993         174,772

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                           41,414          39,632         178,852         153,303
GOODWILL IMPAIRMENT                                                   6,429              --           6,429              --
INTEGRATION COSTS                                                     2,857           2,952          11,449           5,654
                                                               ------------    ------------    ------------    ------------
OPERATING INCOME (LOSS)                                             (21,477)         (4,459)         (1,737)         15,815
OTHER INCOME (EXPENSE), NET                                           1,095            (199)          2,861            (477)
INTEREST EXPENSE                                                      3,321           3,631          13,710          13,907
                                                               ------------    ------------    ------------    ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES             (23,703)         (8,289)        (12,586)          1,431
INCOME TAX EXPENSE (BENEFIT)                                         (6,458)         (2,778)         (3,679)          1,207
                                                               ------------    ------------    ------------    ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS                          (17,245)         (5,511)         (8,907)            224
LOSS FROM DISCONTINUED OPERATION, NET OF TAX                           (617)           (370)         (3,909)         (1,742)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               (1,564)             --          (1,564)             --
                                                               ------------    ------------    ------------    ------------
NET LOSS                                                       $    (19,426)   $     (5,881)   $    (14,380)   $     (1,518)
                                                               ============    ============    ============    ============

NET EARNINGS (LOSS) PER COMMON SHARE:
   BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS            $      (0.89)   $      (0.29)   $      (0.46)   $       0.01
   DISCONTINUED OPERATION                                             (0.03)          (0.02)          (0.20)          (0.11)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             (0.08)             --           (0.08)
                                                               ------------    ------------    ------------    ------------
   NET LOSS PER COMMON SHARE - BASIC                           $      (1.00)   $      (0.31)   $      (0.74)   $      (0.10)
                                                               ============    ============    ============    ============
   DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS          $      (0.89)   $      (0.29)   $      (0.46)   $       0.01
   DISCONTINUED OPERATION                                             (0.03)          (0.02)          (0.20)          (0.11)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             (0.08)             --           (0.08)             --
                                                               ------------    ------------    ------------    ------------
   NET LOSS PER COMMON SHARE - DILUTED                         $      (1.00)   $      (0.31)   $      (0.74)   $      (0.10)
                                                               ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                         19,388,015      19,201,608      19,331,358      15,744,930
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES     19,388,015      19,201,608      19,331,358      15,793,008

                             STANDARD MOTOR PRODUCTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                     ASSETS

                                                     December 31    December 31,
                                                         2004           2003
                                                     -----------    -----------
Cash and cash equivalents                            $    14,934    $    19,647

Accounts receivable, gross                               160,706        179,232
Allowance for doubtful accounts                            9,354          5,009
                                                     -----------    -----------
Accounts receivable, net                                 151,352        174,223

Inventories                                              258,641        253,754
Other current assets                                      22,289         20,547
                                                     -----------    -----------
Total current assets                                     447,216        468,171
                                                     -----------    -----------
Property, plant and equipment, net                        97,425        107,042
Goodwill and other intangibles                            69,911         77,350
Other assets                                              42,017         41,962
                                                     -----------    -----------
Total assets                                         $   656,569    $   694,525
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                        $   109,416    $    99,699
Current portion of long term debt                            534          3,354
Accounts payable trade                                    46,487         58,029
Accrued customer returns                                  23,127         24,115
Restructuring accrual                                      6,999         16,000
Other current liabilities                                 65,893         75,641
                                                     -----------    -----------
Total current liabilities                                252,456        276,838
                                                     -----------    -----------
Long-term debt                                           114,236        114,757
Accrued asbestos liabilities                              26,060         24,426
Postretirement & other liabilities                        44,111         36,848
Restructuring accrual                                     12,394         15,615
                                                     -----------    -----------
Total liabilities                                        449,257        468,484
                                                     -----------    -----------
Total stockholders' equity                               207,312        226,041
                                                     -----------    -----------
Total liabilities and stockholders' equity           $   656,569    $   694,525
                                                     ===========    ===========